FORM N-CSR ITEM 10(b) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned hereby certify in their capacity as Treasurer and President, respectively, of Eaton Vance Special Investment Trust (the "Trust") (on behalf of Eaton Vance Emerging Markets Fund), that:

  (a) the Annual Report of the Trust (on behalf of Emerging Markets Fund) on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Emerging Markets Fund) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.


Eaton Vance Special Investment Trust (On behalf of Eaton Vance Emerging Markets
Fund)

Date: February 19, 2004


/S/ James L. O'Connor
----------------------------
James L. O'Connor
Treasurer

Date: February 19, 2004
      -----------------


/S/ Thomas E. Faust Jr.
----------------------------
Thomas E. Faust Jr.
President